================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) September 10, 1997

                           -------------------------


                           HOST MARRIOTT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
               (State or Other Jurisdiction of Incorporation)

       1-5664                                       53-0085950
(Commission File Number)               (I.R.S. Employer Identification Number)


                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principal Executive Offices) (Zip Code)

                          ----------------------------

       Registrant's Telephone Number, Including Area Code (301) 380-9000
         (Former Name or Former Address, if changed since last report.)

================================================================================

                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 10, 1997, Host Marriott Corporation (the "Company") successfully completed the purchase of a majority of the limited partnership units in the Chesapeake Hotel Limited Partnership. The Partnership owns six hotels, the Key Bridge Marriott, the Chicago O'Hare Marriott, the Boston Newton Marriott, the Denver Southeast Marriott, the Bloomington Minnesota Marriott and the Saddlebrook New Jersey Marriott. The purchase will result in the Company's acquisition of 434 units or 98.6% of the limited partnership units for an aggregate payment of $31.5 million. Combined with its general partner and existing limited partnership positions, the Company now owns through affiliates 99.9% of this Partnership.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of Chesapeake Hotel Limited Partnership:

                                                                  Page
     Report of Independent Public Accountants                       3
     Balance Sheets as of December 31, 1996 and 1995                4
     Statements of Operations for the years ended
          December 31, 1996, 1995 and 1994                          5
     Statements of Changes in Partners' Deficit for
          the years ended December 31, 1996, 1995 and 1994          6
     Statements of Cash Flows for the years ended
          December 31, 1996, 1995 and 1994                          7
     Notes to Financial Statements                                  8

     Condensed Balance Sheets as of June 20, 1997 and              15
          December 31, 1996
     Condensed Statements of Operations for the twelve and         16
          twenty-four weeks ended June 20, 1997 and
          June 14, 1996
     Condensed Statements of Cash Flows for the twenty-four        17
          weeks ended June 20, 1997 and June 14, 1996
     Notes to Unaudited Condensed Financial Statements             18

     (b)  Pro form financial information:

          It is impracticable for the Company to provide the required pro forma financial information at the time of this filing. The Company will file such pro forma financial information by amendment no later than 60 days after the date this report is filed, as permitted under Item 7 of Form 8-K.

     (c)  Exhibits:

          (99) News Release dated September 12, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOST MARRIOTT CORPORATION

                                   By:  /s/ Donald D. Olinger
                                        --------------------------------
                                        Donald D. Olinger
                                        Senior Vice President and
                                        Corporate Controller
 Date: September 25, 1997

                    Report of Independent Public Accountants

TO THE PARTNERS OF CHESAPEAKE HOTEL LIMITED PARTNERSHIP:

We have audited the accompanying balance sheet of Chesapeake Hotel Limited Partnership (the "Partnership") a Delaware limited partnership, as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' deficit and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chesapeake Hotel Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has significant debt obligations which are callable or in default and which, if called or foreclosed, could not be repaid by the Partnership which raises substantial doubt about its ability to continue as a going concern. The Partnership's plans in regard to these matters are also described in Notes 6 and 7. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                  ARTHUR ANDERSEN LLP

Washington, D.C.
March 28, 1997

                      Chesapeake Hotel Limited Partnership
                                 Balance Sheets
                           December 31, 1996 and 1995
                                 (in thousands)

                                                                                                  1996         1995
                                                                                              -----------   -----------

ASSETS
   Property and equipment, net (Note 4).......................................................$   123,949   $   125,999
   Due from Marriott International, Inc. and affiliates.......................................      6,209         6,358
   Other assets...............................................................................        572           655
   Cash and cash equivalents..................................................................      4,307         4,468
                                                                                              -----------   -----------
                                                                                              $   135,037   $   137,480
                                                                                              ===========   ===========
LIABILITIES AND PARTNERS' DEFICIT

LIABILITIES
   Mortgage debt..............................................................................$     2,690   $     3,379
   Mortgage debt payable to Host Marriott Corporation and affiliates..........................    199,702       201,914
   Notes and other payables due to Host Marriott Corporation and affiliates...................     35,914        34,196
   Due to Willmar Distributors, Inc...........................................................      7,715         8,411
   Notes and other payables due to Marriott International, Inc. and affiliates................    147,267       127,022
   Accounts payable and accrued expenses......................................................      1,322         1,196
                                                                                              -----------   -----------

       Total Liabilities......................................................................    394,610       376,118
                                                                                              -----------   -----------

   PARTNERS' DEFICIT
       General Partner
          Capital contribution................................................................        444           444
          Cumulative net losses...............................................................     (2,993)       (2,784)
                                                                                              -----------   -----------

                                                                                                   (2,549)       (2,340)
                                                                                              -----------   -----------
       Limited Partners
          Capital contribution, net of offering costs of $4,674...............................     39,326        39,326
          Cumulative net losses...............................................................   (296,350)     (275,624)
                                                                                              -----------   -----------

                                                                                                 (257,024)     (236,298)
                                                                                              -----------   -----------

       Total Partners' Deficit................................................................   (259,573)     (238,638)
                                                                                              -----------   -----------

                                                                                              $   135,037   $   137,480
                                                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                      Chesapeake Hotel Limited Partnership
                            Statements of Operations
              For the Years Ended December 31, 1996, 1995 and 1994
                    (in thousands, except per Unit amounts)

                                                                                    1996         1995          1994
                                                                                ----------    -----------   -----------

REVENUES (Note 3).............................................................. $   44,599    $    44,827   $    40,247
                                                                                ----------    -----------   -----------

OPERATING COSTS AND EXPENSES
  Interest.....................................................................     30,108         31,316        28,995
  Depreciation and amortization................................................     13,133         13,616        13,707
  Incentive management fee.....................................................      8,295          8,458         6,956
  Property taxes...............................................................      6,255          5,766         6,280
  Base management fee..........................................................      4,099          4,166         4,014
  Ground rent, insurance and other.............................................      3,644          2,365         2,994
  Write-down of Tulsa Hotel to estimated fair market value.....................         --          6,868            --
                                                                                ----------    -----------    ----------

                                                                                    65,534         72,555        62,946
                                                                                ----------    -----------    ----------

LOSS BEFORE EXTRAORDINARY ITEM.................................................    (20,935)       (27,728)      (22,699)

EXTRAORDINARY ITEM
  Gain on foreclosure of Tulsa Hotel...........................................         --         31,965            --
                                                                                ----------    -----------    ----------

NET (LOSS) INCOME.............................................................. $  (20,935)   $     4,237   $   (22,699)
                                                                                ==========    ===========   ===========

ALLOCATION OF NET (LOSS) INCOME
  General Partner.............................................................. $     (209)   $        42   $      (227)
  Limited Partners.............................................................    (20,726)         4,195       (22,472)
                                                                                ----------    -----------   -----------

                                                                                $  (20,935)   $     4,237   $   (22,699)
                                                                                ==========    ===========   ===========

NET (LOSS) INCOME PER LIMITED PARTNER UNIT (440 UNITS)......................... $  (47,105)   $     9,534   $   (51,073)
                                                                                ==========    ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                       Chesapeake Hotel Limited Partnership
                   Statements of Changes in Partners' Deficit
              For the Years Ended December 31, 1996, 1995 and 1994
                                 (in thousands)

                                                                              General         Limited
                                                                              Partner        Partners          Total
                                                                           -------------   -------------  --------------
Balance, December 31, 1993.................................................$     (2,155)   $   (218,021)   $   (220,176)

    Net loss...............................................................        (227)        (22,472)        (22,699)
                                                                           ------------    ------------    ------------

Balance, December 31, 1994.................................................      (2,382)       (240,493)       (242,875)

    Net income.............................................................          42           4,195           4,237
                                                                           ------------    ------------    ------------

Balance, December 31, 1995.................................................      (2,340)       (236,298)       (238,638)

    Net loss...............................................................        (209)        (20,726)        (20,935)
                                                                           ------------    ------------    ------------

Balance, December 31, 1996.................................................$     (2,549)   $   (257,024)   $   (259,573)
                                                                           ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                      Chesapeake Hotel Limited Partnership
                            Statements of Cash Flows
              For the Years Ended December 31, 1996, 1995 and 1994
                                 (in thousands)

                                                                                    1996          1995          1994
                                                                                ------------  ------------  ------------
OPERATING ACTIVITIES
    Net (loss) income...........................................................$   (20,935)  $     4,237   $   (22,699)
    Extraordinary item..........................................................         --       (31,965)           --
                                                                                -----------   -----------   -----------
    Loss before extraordinary item..............................................    (20,935)      (27,728)      (22,699)
    Noncash items:
        Depreciation and amortization...........................................     13,133        13,616        13,707
        Deferred incentive management fee and related interest..................     18,054        17,233        13,985
        Amortization of discount on mortgages as interest expense...............        108           131           202
        Interest................................................................      1,718         1,820         5,810
        Loss on retirement of property and equipment............................        268            --            30
        Write-down of Tulsa Hotel to estimated fair market value................         --         6,868            --
    Changes in operating accounts:
        Accounts payable and accrued expenses...................................        100           623        (1,056)
        Due to (from) Marriott International, Inc. and affiliates...............        149            58        (1,302)
                                                                                -----------   -----------   -----------

        Cash provided by operations.............................................     12,595        12,621         8,677
                                                                                -----------   -----------   -----------
INVESTING ACTIVITIES
    Additions to property and equipment, net....................................     (4,797)       (3,008)         (740)
    Proceeds from Tulsa Hotel Foreclosure.......................................         --           750            --
                                                                                -----------   -----------   -----------
        Cash used in investing activities.......................................     (4,797)       (2,258)         (740)
                                                                                -----------   -----------   -----------
FINANCING ACTIVITIES
    Repayment of mortgage debt payable to
        Host Marriott Corporation and affiliates................................     (5,000)       (5,000)       (4,000)
    Repayment of Willmar loan...................................................     (4,353)       (2,097)           --
    Repayment of first mortgages payable........................................       (797)       (1,191)       (4,865)
    Advance from Marriott International, Inc. and affiliates....................      2,400            --            --
    Repayment of note payable to Marriott International, Inc....................       (209)           --            --
    Principal payments on capital lease obligations.............................         --          (126)         (162)
                                                                                -----------   -----------   -----------
        Cash used in financing activities.......................................     (7,959)       (8,414)       (9,027)
                                                                                -----------   -----------   -----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS................................       (161)        1,949        (1,090)

CASH AND CASH EQUIVALENTS at beginning of year..................................      4,468         2,519         3,609
                                                                                -----------   -----------   -----------
CASH AND CASH EQUIVALENTS at end of year........................................$     4,307   $     4,468   $     2,519
                                                                                ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for mortgage and other interest...................................$    18,522   $    19,950   $    16,813
                                                                                ===========   ===========   ===========
    Non-cash investing activities
        Additions to property and equipment through capital lease...............$     6,445   $     6,342   $     8,432
                                                                                ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                      Chesapeake Hotel Limited Partnership
                         Notes to Financial Statements
                           December 31, 1996 and 1995

NOTE 1.       THE PARTNERSHIP

Description of the Partnership

Chesapeake Hotel Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed August 24, 1984 (the "Closing Date"), to acquire, own and operate a number of hotels (the "Hotels"). As of December 31, 1996, the Partnership owned the following seven Hotels totalling 3,322 rooms: (i) the 584-room Key Bridge Hotel in Virginia; (ii) the 221-room Saddle Brook Hotel in New Jersey; (iii) the 681-room Chicago O'Hare Hotel in Illinois; (iv) the 430-room Boston/Newton Hotel in Massachusetts; (v) the 590-room Denver Southeast Hotel in Colorado; (vi) the 478-room Minneapolis/Bloomington Hotel in Minnesota and (vii) the 338-room Houston Astrodome Hotel in Texas. Marriott International, Inc. ("MII" and the "Manager") serves as the manager at all of the Partnership's Hotels with the exception of the Houston Astrodome Hotel. On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies:
Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation. The sole general partner of the Partnership, with a 1% interest, is Marriott PLP Corporation (the "General Partner"), a wholly-owned subsidiary of Host Marriott.

On the Closing Date, 440 limited partnership interests (the "Units") were sold in a private placement at $100,000 per Unit. The General Partner contributed $444,000 for its 1% general partnership interest.

Partnership Liquidity

As discussed in Note 6, the Partnership has a significant obligation which became callable in 1994. As of March 28, 1997, the lender, Host Marriott, has not taken action to call the debt. If Host Marriott called the debt, the Partnership would be unable to satisfy the obligation, which would have a significant adverse effect on the Partnership's ability to continue operations. Such adverse effects may include foreclosure on substantially all of the Partnership's assets, cessation of Partnership operations and liquidation. Additionally, as discussed in Notes 6 and 7, the Partnership exceeded its borrowing threshold of $34 million on the promissory note payable to Willmar Distributors, Inc. ("Willmar"), a wholly-owned subsidiary of Host Marriott, and was unable to repay the loan upon maturity, resulting in an Event of Default under the Facilities Service Agreement. However, Willmar continues to fund the Partnership's periodic facilities service payments.

Partnership Allocations and Distributions

The Partnership's limited partnership agreement provides for the distribution of available cash and the allocation of operating income, gains and losses, and deductions and credits for Federal income tax purposes among the partners generally with 1% allocated to the General Partner and 99% to the limited partners subject to certain special allocations of net profit or net losses to the General Partner if required by Federal income tax regulations.

NOTE 2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Partnership records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Expenses

Revenues represent house profit of the Hotels since the Partnership has delegated substantially all of the operating decisions related to the generation of house profit of the Hotels to the Manager. House profit reflects hotel operating results which flow to the Partnership, as property owner, and represents gross hotel sales less property-level expenses, excluding depreciation and amortization, base and incentive management fees, property taxes, ground rent, insurance and certain other costs, which are disclosed separately in the statement of operations.

Property and Equipment

Property and equipment is recorded at the lower of cost or estimated net realizable value. The cost of property and equipment acquired on the Closing Date reflects an imputed discount on certain of the related mortgage notes required to recognize their market value. The cost of furniture and equipment provided by Willmar under a long-term agreement totalled $81,065,000 and $78,298,000 at December 31, 1996 and 1995, respectively, and is included in property and equipment in the accompanying balance sheet. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows:

       Buildings and improvements                25 to 40 years
       Leasehold improvements                    25 to 40 years
       Furniture and equipment                    4 to 10 years

Property and equipment owned by the Partnership is pledged as security for the mortgages described in Note 6.

The Partnership assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual hotel basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

On February 16, 1994, the Houston Astrodome Hotel was subleased to a third party through December 31, 2000 (see Note 7).

On October 3, 1995, ownership of the Tulsa Hotel was transferred to Tulsa Garnett Hotel Ventures LLC through foreclosure (see Note 6).

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with a maturity of less than three months at date of purchase to be cash equivalents.

Income Taxes

Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes but rather allocates its profits and losses to the individual partners. Significant differences exist between the net (loss) income for financial reporting purposes and the net (loss) income reported in the Partnership's tax return. These differences are due primarily to the use, for tax purposes, of accelerated depreciation methods and shorter depreciable lives on higher asset bases and differences in the timing of the recognition of interest and incentive management fee expenses. As a result of these differences, the excess of the net partnership liabilities recorded in the accompanying financial statements over the tax basis in net Partnership liabilities is $121,361,000 and $107,625,000 as of December 31, 1996 and 1995, respectively.

New Statements of Financial Accounting Standards

In the first quarter of 1996, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Adoption of SFAS No. 121 did not have an effect on its financial statements.

NOTE 3.       REVENUES

Partnership revenues consist of the Hotels' operating results for the three years ended December 31 (in thousands):

                                                                                     1996          1995          1994
                                                                                -----------   -----------   -----------
HOTEL SALES
   Rooms....................................................................... $    85,548   $    84,625   $    81,530
   Food and beverage...........................................................      44,094        46,901        44,896
   Other.......................................................................       6,992         7,337         7,370
                                                                                -----------   -----------   -----------

                                                                                    136,634       138,863       133,796
                                                                                -----------   -----------   -----------
HOTEL EXPENSES
   Departmental direct costs
      Rooms....................................................................      21,505        21,343        20,907
      Food and beverage........................................................      34,293        36,003        36,012
   Other hotel operating expenses..............................................      36,237        36,690        36,630
                                                                                -----------   -----------   -----------
                                                                                     92,035        94,036        93,549
                                                                                -----------   -----------   -----------

REVENUES....................................................................... $    44,599   $    44,827   $    40,247
                                                                                ===========   ===========   ===========

NOTE 4.       PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31 (in thousands):

                                                                             1996             1995
                                                                         ------------     ------------
Land.................................................................... $     12,502     $     12,502
Buildings and improvements..............................................      103,799          100,630
Leasehold improvements..................................................       64,298           64,234
Furniture and equipment.................................................       91,589           87,558
                                                                         ------------     ------------
                                                                              272,188          264,924
Less accumulated depreciation...........................................     (148,239)        (138,925)
                                                                         ------------     ------------

                                                                         $    123,949     $    125,999
                                                                         ============     ============


NOTE 5.       ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of financial instruments are shown below. The fair values of financial instruments not included in the table are estimated to be equal to their carrying amounts (in thousands):

                                                              As of December 31, 1996         As of December 31, 1995
                                                           ----------------------------   -----------------------------
                                                                             Estimated                      Estimated
                                                             Carrying          Fair          Carrying         Fair
                                                              Amount           Value          Amount          Value
                                                           ------------    ------------   -------------   -------------
Debt payable to financial institutions                     $      2,690    $      2,700   $       3,379   $       3,379
Note payable due to Marriott International, Inc.
   and affiliates                                          $      2,191    $      2,100   $           0   $           0
Notes and other payables due to Host Marriott
   Corporation and affiliates                              $    235,615    $    140,000   $     236,110   $     145,000
Due to Willmar Distributors, Inc.                          $      7,715    $          0   $       8,411   $           0
Incentive management fee and related interest
   due to Marriott International, Inc.                     $    144,996    $          0   $     126,942   $           0

The estimated fair value of debt obligations is based on the expected future debt service payments discounted at estimated market rates. Notes and other payables due to Host Marriott and affiliates, due to Willmar and incentive management fees payable to MII are valued based on the expected future payments from operating cash flow discounted at risk- adjusted rates.

NOTE 6.       DEBT

As of December 31, 1996, Partnership debt consisted of $2,858,000 in non-recourse third party first mortgages (the "Mortgage Debt"), $140,142,000 in secured promissory notes (the "Purchase Money Debt") payable to Marriott Financial Services, Inc. ("MFS"), a wholly-owned indirect subsidiary of Host Marriott, a $6,779,000 note payable to the General Partner for the Key Bridge Hotel's expansion (the "Key Bridge Loan"), a $59,560,000 note payable and related accrued interest to Willmar and $29,135,000 due to Host Marriott for debt service guarantee advances and related accrued interest. The Mortgage Debt is secured by the property and equipment of the Denver Southeast Hotel. As of December 31, 1996, $18,305,000 had been advanced under the Host Marriott guarantees consisting of $4,075,000 and $8,230,000 for the Tulsa and Charlotte loans, respectively, and $6,000,000 for the Chicago O'Hare Hotel unsecured loan. These advances are interest-bearing loans to the Partnership to be repaid from available cash flow after debt service and management fees. Interest accrues at 1% over prime. No other Host Marriott guarantees on the Mortgage Debt exist.

The Purchase Money Debt is secured by non-recourse first mortgages on the Chicago O'Hare and the Houston Astrodome Hotels and by non-recourse second mortgages on the Boston/Newton, Denver Southeast, Key Bridge, Minneapolis/Bloomington and Saddle Brook Hotels. The Purchase Money Debt bears interest at 9% per annum until such time as additional borrowings of at least $44.4 million are obtained by the Partnership for purposes other than meeting Partnership obligations or for other than operational purposes. Thereafter, the interest rate is subject to a possible one time only adjustment based upon the prevailing 10-year Treasury Bill rate. The Purchase Money Debt matures on December 31, 2003, but has been callable since January 1, 1994 (at 97% of the principal balance increasing to 98% in 1999). The Purchase Money Debt requires amortization of approximately 44% of the original principal amount prior to maturity. For 1996, operating cash flow from the Hotels was sufficient to cover debt service on the Purchase Money Debt. It is expected that 1997 cash flows will be sufficient to cover the scheduled 1997 debt service on Purchase Money Debt. As of March 28, 1997, the lender has not taken action to call such debt; there can be no assurance that the Purchase Money Debt will not be called. If the Purchase Money Debt is called, the Partnership would likely default which could lead to a foreclosure on the Hotels and, ultimately, liquidation of the Partnership.

The Key Bridge and Boston/Newton first mortgages were fully amortized and were paid in full on February 1, 1995. The Saddle Brook Hotel first mortgage was fully amortized and was paid in full on October 1, 1995.

On December 18, 1995, the Partnership entered into a loan agreement with Marriott Information Services, Inc., an indirect subsidiary of MII, to borrow $2.4 million for certain renovations and capital improvements to the Saddle
Brook Hotel. In addition, the Partnership funded approximately $600,000 from operating cash for the renovation. The renovation included a conversion of the meeting rooms to guest rooms on the second and third floors, as well as a renovation of all guest bathrooms. The exterior hotel wing and the parking garage were demolished and replaced with street level parking. The loan is being paid from 5% of the gross revenues of the Hotel each period. The interest on the loan is LIBOR plus 1.50 percentage points. The loan matures on December 18, 2002. As of December 31, 1996 and 1995, the outstanding balance on this debt equalled $2.2 million and $0, respectively.

On October 3, 1995, ownership of the Tulsa Hotel was transferred to Tulsa Garnett Hotel Ventures LLC ("TGHV") in satisfaction of TGHV's foreclosure judgment. In connection with this transfer, the Partnership received a total of $525,000 from TGHV and a release of TGHV's claims to approximately $1.2 million of Partnership cash. Additionally, the Partnership received a payment of $225,000 from the landlord for agreeing to a modification in the ground lease. Accounting for the foreclosure required the write-down of the Hotel assets to their estimated fair market value at the time of the foreclosure. This resulted in recording a loss of $6.9 million in 1995. Additionally, the Partnership recorded an extraordinary gain in 1995 of $32.0 million which represents the difference between the cash received plus the mortgage debt and accrued interest of $40.3 million extinguished as a result of the foreclosure and the estimated fair market value of the foreclosed Hotel.

The note payable to the General Partner for the Key Bridge Hotel's 1990 expansion bears interest at the prime rate less one percent for the first five years and the prime rate thereafter. No amortization of principal is required until maturity on July 13, 2000. For 1996, operating cash flow from the Hotels was sufficient to cover interest payments on the Key Bridge Loan. It is expected that 1997 cash flows will be sufficient to cover the scheduled 1997 interest payment.

In 1996, operating cash flow was not sufficient to cover the Partnership's obligation to Willmar (see Note 7). Willmar had agreed to accept a promissory note for up to $34.0 million through December 31, 1994, under the Facilities
Service Agreement for the purpose of funding the necessary renewal and replacements of furniture, fixtures and equipment. The debt was not repaid at maturity and, therefore, went into default on December 31, 1994. However, Willmar continues to fund the Partnership's periodic facilities service payments. During 1996, the Partnership continued to exceed its borrowing threshold of $34.0 million. As of December 31, 1996, the Partnership has borrowed $55.4 million. The loan bears interest at 8% per annum and will be repaid from available cash flow after payment of debt service and provides that any unpaid interest be added to principal annually on December 31. Additions of unpaid interest do not reduce the amount available under this loan. During 1996, operating cash flow was sufficient to cover interest for the current year on the Willmar loan and a portion of the accrued interest from 1995. As of December 31, 1996, $4.2 million of unpaid interest has been added to principal.

Mortgage notes bearing interest at below market rates on the Closing Date were discounted based on an imputed interest rate of 13%. Debt at December 31, 1996 is (in thousands):

                                                                                   Weighted-Average     Latest Year
                                                                    Balance        Interest Rates       of Maturity
                                                                --------------     ----------------     -----------
Financial Institutions
   Fixed rate.................................................. $        2,858          8.8%               1999
   Less unamortized discount...................................           (168)
                                                                --------------
                                                                $        2,690
                                                                ==============
Host Marriott Corporation and affiliates
   Purchase Money Debt......................................... $      140,142          9.0%               2003
   Willmar debt and accrued interest...........................         59,560          8.0%               1996
                                                                --------------
                                                                $      199,702
                                                                ==============
   Key Bridge Loan............................................. $        6,779          8.3%               2000
   Debt service guarantee advances and accrued interest........         29,135          9.3%               1996
                                                                --------------
                                                                $       35,914
                                                                ==============
MII and affiliates
   Saddle Brook Hotel renovation loan.......................... $        2,191          7.0%               2002
                                                                ==============

Debt maturities, excluding the $140,142,000 Purchase Money Debt which is callable at any time and the $59,560,000 Willmar debt which is currently due, at December 31, 1996 are (in thousands):

                 1997.................................... $    1,269
                 1998....................................      1,381
                 1999....................................      1,501
                 2000....................................        497
                 2001....................................        401
                 Thereafter..............................     35,914
                                                          ----------
                                                              40,963
                 Less unamortized discount...............       (168)
                                                          ----------
                                                          $   40,795
                                                          ==========

If the Purchase Money Debt is not called, annual principal payments of $6.0 million will be made in 1997, 1998 and 1999, $7.0 million in 2000, 2001 and 2002, increasing to $8.0 million in 2003.

NOTE 7.       MANAGEMENT AGREEMENT

The Partnership entered into a hotel management agreement on the Closing Date with MII to manage the Hotels for a term of 25 years, renewable on one or more of the Hotels at MII's option for terms of up to an additional 25 to 40 years. MII is entitled to compensation for its services in the form of a base management fee equal to three percent of gross revenues and an incentive management fee.

The incentive management fee is equal to 25% of the combined annual operating profit (defined as gross revenues less operating expenses including the base management fee) of the eight Hotels through February 16, 1994, seven Hotels through October 3, 1995, and six Hotels thereafter. Payment of this fee is made from cash flow after debt service, which is defined as cash flow after payment of certain debt service, ground rent, facilities service fees and owner's administrative costs. Cash flow after debt service is reduced by the first $5.0 million by which the annualized level of debt service on first and second mortgages attributable to the Hotels is less than $29.6 million. The payment will be made from 50% of the first $6.0 million of cash flow after debt service and from 75% of cash flow after debt service in excess of $6.0 million or in certain circumstances from the proceeds of any sale, condemnation or insurance recovery on total destruction of the Hotels. Any amounts earned but not paid currently accrue interest at 12% per annum. No incentive management fees were paid during the three years ended December 31, 1996. MII's accrued but unpaid incentive management fees at December 31, 1996 and 1995, were $144,996,000 and $126,942,000, respectively, including accrued interest of $58,737,000 and $48,978,000, respectively.

Pursuant to the terms of the hotel management agreement, MII is required to furnish the Hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all Hotels in the MII full-service hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic full-service hotels managed, owned or leased by MII or its subsidiaries. In addition, the Hotels also participate in MII's Honored Guest Awards Program ("HGA"). The cost of this program is charged to all Hotels in the MII full-service hotel system based upon the HGA sales at each Hotel. The total amount of Chain Services and HGA costs was $6,601,000 for 1996, $6,475,000 for 1995 and $5,772,000 for 1994.

Pursuant to the terms of the hotel management agreement, the Partnership is required to provide MII with working capital and supplies to meet the operating needs of the Hotels. MII converts cash advanced by the Partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by MII. Upon termination of the hotel management agreement, the working capital and supplies will be returned to the Partnership. The individual components of working capital and supplies controlled by MII are not reflected in the Partnership's balance sheet. As of December 31, 1996 and 1995, $6,140,000 has been advanced to MII for working capital and supplies which is reflected in Due from Marriott International, Inc. and affiliates in the accompanying financial statement. On October 3, 1995, the Tulsa Hotel was transferred through foreclosure to TGHV. As a result, during 1995, $571,000 of working capital and supplies of the Tulsa Hotel were written-off and included in the extraordinary loss calculation. The supplies advanced to MII are recorded at their estimated net realizable value. At December 31, 1996 and 1995, accumulated amortization related to the revaluation of these supplies totalled $1,004,000.

The Partnership also entered into an agreement (the "Facilities Service Agreement") with Willmar. Pursuant to the Facilities Service Agreement, Willmar provides the necessary furniture, fixtures and equipment ("FF&E") to maintain each Hotel in good repair and condition. Willmar-owned FF&E is accounted for as a capital lease by the Partnership and is included with furniture and equipment in the balance sheet. Additions to furniture and equipment through this capital lease were $6,445,000 in 1996, $6,342,000 in 1995 and $8,432,000 in 1994.
Willmar is paid an annual fee over a six-year period equal to a declining percentage of the cost of the FF&E and any related services provided. Willmar is not obligated and has not committed to fund the Partnership's future capital expenditures. For FF&E and related services provided, Willmar was entitled to receive $7,141,000 in 1996, $7,789,000 in 1995 and $8,044,000 in 1994, with minimum additional payments to be made in 1997 through 2001 of $4,218,000, $2,223,000, $904,000, $246,000 and $124,000, respectively. The Partnership expects that 1997 cash flow will not be sufficient to cover the Partnership's 1997 minimum obligation to Willmar; however, current forecasts indicate there will be cash available for a partial payment to Willmar for current and prior year interest accrued on the loan and a portion of principal on the loan in 1997.

On February 16, 1994, the Houston Astrodome Hotel was subleased to a third party through December 31, 2000. In conjunction with this sublease, the management agreement with the Manager for this property was terminated. Pursuant to the lease agreement, the sublessee agreed to pay the ground rent and real estate and property taxes related to the Hotel on behalf of the Partnership. The sublease also names a third party as guarantor (the "Guarantor") of the agreement. The Guarantor is liable for any unpaid tax and ground rent amounts due to the Partnership after a 10-day notice of default has been issued to the tenant. The Partnership was paid $120,000 on February 16, 1994 and the sublessee agreed to make payments commencing on January 1, 1995 totalling $1,080,000 over the term of the lease in seventy equal monthly installments of principal and interest. On August 29, 1996, the lease agreement was modified from the payment of principal and interest to interest only payments at an interest rate of 7% on the currently outstanding balance owed of $977,635. Payments of ground rent, real estate and property taxes and interest were made through August 1, 1996. Interest not paid when due bears interest at the lesser of 18% or the highest contract rate permitted by law. On March 25, 1997, the Partnership issued a demand notice to the tenant requesting payment of amounts owed. If the payment is not received by the Partnership within the 10-day period, the Partnership will seek satisfaction of amounts owed from the Guarantor.

NOTE 8.       GROUND LEASES

Four of the Partnership's Hotels are located on sites with ground leases having remaining terms expiring between 2049 and 2064, including all renewal options, generally for 10- or 20-year periods. Two of these leases provide for rent based upon the greater of a minimum amount or a specific percentage of revenues. Ground rent expense, including Tulsa in 1995 and 1994, was $1,761,000, $1,784,000 and $1,745,000 for 1996, 1995 and 1994, respectively.

Minimum future rentals under non-cancelable ground leases are (in thousands):

       1997...........................................$       773
       1998...........................................        773
       1999...........................................        773
       2000...........................................        663
       2001...........................................        663
       Thereafter.....................................      5,084
                                                      -----------
                                                      $     8,729
                                                      ===========

Amounts presented above have been reduced by sublease rentals of $137,900 through December 31, 2000, due to the sublease of the Houston Astrodome Hotel referred to in Note 7.

                      Chesapeake Hotel Limited Partnership
                             Condensed Balance Sheets
                                   (Unaudited)

                                         June 20,    December 31,
                                           1997         1996
                                        ----------   -----------
                                             (in thousands)
ASSETS
 Property and equipment, net........... $  122,485   $  123,949
 Due from Marriott International, Inc..      8,905        6,209
 Other assets..........................        496          572
 Cash and cash equivalents.............      4,564        4,307
                                        ----------   ----------
                                        $  136,450   $  135,037
                                        ==========   ==========

LIABILITIES AND PARTNERS' DEFICIT

 Mortgage debt ........................ $    2,307   $    2,690
 Mortgage debt payable to Host Marriott
    Corporation and affiliates.........    196,610      199,702
 Notes and other payables due to Host
    Marriott Corporation and affiliates     36,725       35,914
 Due to Willmar Distributors, Inc......      8,107        7,715
 Due to Marriott International, Inc....    156,397      147,267
 Accounts payable and accrued interest.      4,058        1,322
                                        ----------   ----------
    Total Liabilities..................    404,204      394,610
                                        ----------   ----------
PARTNERS' DEFICIT
 General Partner.......................     (2,631)      (2,549)
 Limited Partners......................   (265,123)    (257,024)
                                        ----------   ----------
    Total Partners' Deficit............   (267,754)    (259,573)
                                        ----------   ----------
                                        $  136,450   $  135,037
                                        ==========   ==========

The accompanying notes are an integral part of these condensed financial statements.

                      Chesapeake Hotel Limited Partnership
                        Condensed Statements of Operations
                                  (Unaudited)

                                         Twenty-Four Weeks Ended
                                         -----------------------
                                           June 20,    June 14,
                                             1997        1996
                                           ---------  ---------
                                              (in thousands)
REVENUES...................................$  23,218  $  18,672
                                           ---------  ---------
OPERATING COSTS AND EXPENSES

  Interest.................................   14,476     13,546
  Depreciation and amortization............    5,930      5,923
  Incentive management fee.................    4,450      3,343
  Property taxes...........................    2,880      2,872
  Base management fee......................    2,032      1,787
  Ground rent, insurance and other.........    1,631      2,078
                                           ---------  ---------
                                              31,399     29,549
                                           ---------  ---------

NET LOSS...................................$   8,181  $  10,877
                                           =========  =========

                                            Twelve Weeks Ended
                                           --------------------
                                           June 20,    June 14,
                                             1997        1996
                                           ---------  ---------
                                              (in thousands)
REVENUES...................................$  14,606  $  12,216
                                           ---------  ---------

OPERATING COSTS AND EXPENSES

  Interest.................................    7,210      6,799
  Depreciation and amortization............    2,708      2,944
  Incentive management fee.................    2,950      2,266
  Property taxes...........................    1,500      1,439
  Base management fee......................    1,136      1,007
  Ground rent, insurance and other.........      925      1,166
                                           ---------  ---------
                                              16,429     15,621
                                           ---------  ---------
NET LOSS...................................$   1,823  $   3,405
                                           =========  =========

The accompanying notes are an integral part of these condensed financial statements.

                      Chesapeake Hotel Limited Partnership
                        Condensed Statements of Cash Flows
                                   (Unaudited)

                                         Twenty-Four Weeks Ended
                                         -----------------------
                                          June 20,    June 14,
                                            1997        1996
                                         ----------  -----------
                                            (in thousands)

OPERATING ACTIVITIES
  Net loss...............................$   (8,181) $  (10,877)
  Noncash items..........................    16,080      14,430
  Changes in operating accounts..........        66         330
                                         ----------  ----------
    Cash provided by operations..........     7,965       3,883
                                         ----------  ----------
INVESTING ACTIVITIES
  Additions to property and equipment....      (616)     (1,397)
                                         ----------  ----------
FINANCING ACTIVITIES
  Repayment of Willmar loan..............    (5,000)         --
  Repayment of mortgage and other debt...    (2,092)     (1,574)
  Saddle Brook renovation loan...........        --         836
                                         ----------  ----------
    Cash used in financing activities....    (7,092)       (738)
                                         ----------  ----------
INCREASE IN CASH AND
  CASH EQUIVALENTS.......................       257       1,748
CASH AND CASH EQUIVALENTS
  at beginning of period.................     4,307       4,468
                                         ----------  ----------
CASH AND CASH EQUIVALENTS
  at end of period.......................$    4,564  $    6,216
                                         ==========  ==========
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
    Cash paid for interest...............$    5,971  $    3,623
                                         ==========  ==========
NON-CASH INVESTING ACTIVITIES
  Additions to property and equipment
      through capital lease..............$    3,800  $    3,532
                                         ==========  ==========

The accompanying notes are an integral part of these condensed financial statements.

                      Chesapeake Hotel Limited Partnership
                     Notes to Condensed Financial Statements
                                   (Unaudited)

The accompanying condensed financial statements have been prepared by Chesapeake Hotel Limited Partnership (the "Partnership") without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying statements. The Partnership believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the Partnership's 1996 audited financial statements. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

For financial reporting purposes, the net loss of the Partnership is allocated 99% to the limited partners and 1% to Marriott PLP Corporation (the "General Partner"). Significant differences exist between the net loss for financial reporting purposes and the net loss for Federal income tax purposes. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives on higher asset bases, and differences in the timing of the recognition of interest and incentive management fee expenses.

Revenues represent house profit which is hotel sales less hotel-level expenses, excluding certain operating costs and expenses such as depreciation, real and personal property taxes, ground rent, insurance and management fees.

Revenues consist of Hotel operating results for the twenty-four and twelve weeks ended:

                                     Twenty-Four Weeks Ended
                                     ------------------------
                                     June 20,        June 14,
                                       1997            1996
                                   ------------    ------------
                                          (in thousands)
HOTEL SALES
  Rooms........................... $     42,969    $     36,658
  Food and beverage...............       21,483          19,881
  Other...........................        3,290           3,024
                                   ------------    ------------
                                         67,742          59,563
                                   ------------    ------------
HOTEL EXPENSES
  Departmental Direct Costs
    Rooms.........................       10,478           9,397
    Food and beverage.............       16,562          15,305
  Other hotel operating expenses..       17,484          16,189
                                   ------------    ------------
                                         44,524          40,891
                                   ------------    ------------

REVENUES.......................... $     23,218    $     18,672
                                   ============    ============


                                        Twelve Weeks Ended
                                     ------------------------
                                     June 20,        June 14,
                                       1997            1996
                                   ------------    ------------
                                          (in thousands)
HOTEL SALES
  Rooms........................... $     24,261    $     20,821
  Food and beverage...............       11,794          11,057
  Other...........................        1,804           1,666
                                   ------------    ------------
                                         37,859          33,544
                                   ------------    ------------
HOTEL EXPENSES
  Departmental Direct Costs
    Rooms.........................        5,517           4,903
    Food and beverage.............        8,832           8,006
  Other hotel operating expenses..        8,904           8,419
                                   ------------    ------------
                                         23,253          21,328
                                   ------------    ------------
REVENUES.......................... $     14,606    $     12,216
                                   ============    ============

Marriott International, Inc. was not paid any incentive management fees during the quarter since cash flow did not meet levels specified in the hotel management agreement. These fees have been deferred in accordance with the management agreement and accrued as a liability in the financial statements. Any deferred incentive management fees accrue interest at a rate of 12% per annum.